SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549



                           FORM 8-K


                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 2, 1998



         CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XVI
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    (Exact name of registrant as specified in its charter)





   Illinois                    0-16516                   36-3437938
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(State or other)            (Commission              (IRS Employer
 Jurisdiction of             File Number)             Identification No.)
 Organization




     900 N. Michigan Avenue, Chicago, Illinois  60611-1575
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            (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
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                 260 FRANKLIN STREET BUILDING

                     BOSTON, MASSACHUSETTS
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ITEM 5.  OTHER EVENTS.  On January 2, 1998, 260 Franklin Street Associates
(the "Venture"), a joint venture between Carlyle Real Estate Limited Partnership - XVI (the "Partnership") and Carlyle Real Estate Limited Partnership - XV ("Carlyle - XV"), an affiliated partnership sponsored by the Corporate General Partner of the Partnership, disposed of, through a trust, the land, building and related improvements of the 260 Franklin Street Building (the "Property"), located in Boston, Massachusetts. 260 Franklin, Inc., (the "Purchaser"), a Florida corporation and an affiliate of the lender, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations. The Property is an approximate 348,900 square foot office building and, as of the date of sale, was approximately 98% occupied.

     The mortgage loan in the original principal amount of approximately $75,000,000 plus accrued and deferred interest matured January 1, 1996. The Venture as of such date began submitting the net operating cash flow of the Property to the lender while seeking an extension or refinancing of the loan. The Venture reached agreements with the lender for an extension of the mortgage loan through January 1, 1997 and again through January 1, 1998. The Venture was notified that no further extensions of the loan would be granted beyond January 1, 1998. Accordingly, the Venture negotiated with the lender and the Purchaser to sell its ownership interest to the Purchaser. Effective January 1, 1998 the Venture entered into a loan modification agreement with the lender in which the lender waived accrued unpaid interest owed for the period prior to January 1, 1998 which was approximately $17,200,000.

     The Venture transferred title to the land, building and improvements, and all other assets and liabilities related to the Property in consideration of a discharge of the mortgage loan and payment of $200 in cash. The Property was classified as held for sale as of July 1, 1997 and therefore has not been subject to continued depreciation from such date for financial reporting purposes. The Venture expects to recognize in 1998 a gain on sale of approximately $24,000,000, primarily as a result of previous impairment losses recognized by the Venture in 1996 aggregating $17,400,000, and an extraordinary gain on forgiveness of indebtedness of approximately $17,200,000 for financial reporting purposes, of which the Partnership's share is approximately $7,200,000 and $5,160,000, respectively. In addition, the Venture expects to recognize a gain of approximately $25,200,000 for Federal income tax reporting purposes, of which the Partnership's share is approximately $7,600,000, with no distributable proceeds. The Venture and the Partnership have no future liability for any representations, warranties and covenants as a result of the sale.

















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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.  Not applicable.

     (b)  Pro Forma Financial Information.  Not applicable.

     (c)  Exhibits.

          10.1 Agreement for purchase and sale by and between 260
Franklin Street Associates Trust, a Massachusetts business trust, and 260 Franklin, Inc., a Florida corporation, dated December 30, 1997.




















































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                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XVI

                    BY:  JMB Realty Corporation
                         (Corporate General Partner)


                              GAILEN J. HULL
                         By:  GAILEN J. HULL
                              Senior Vice President
                              Principal Accounting Officer



Date:  January 27, 1998















































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